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                                                                  Exhibit 5b



                             JOHN HANCOCK WORLD FUND
                           JOHN HANCOCK GLOBAL RX FUND

                              BOSTON, MASSACHUSETTS


                                                                  June 24, 1991


John Hancock Advisers, Inc.
101 Huntington Avenue
Boston, Massachusetts  02199


                         INVESTMENT MANAGEMENT CONTRACT


Dear Sirs:

         John Hancock World Fund (the "Trust") has been organized as a business trust under the laws of the Commonwealth of Massachusetts to engage in the business of an investment company. The Trust's shares of beneficial interest may be classified into series, each series representing the entire undivided interest in a separate portfolio of assets. As of the date hereof, the Trust has two series of shares, representing interests in World Fund - Pacific Basin Equities Portfolio and John Hancock Global Rx Fund (the "Fund").

         The Trustees of the Trust (the "Trustees") have selected John Hancock Advisers, Inc. (the "Adviser") to provide overall investment advice and management for the Fund and to provide certain other services, as more fully set forth below, and you are willing to provide such advice, management and services under the terms and conditions hereinafter set forth. Accordingly, the Trust agrees with you as follows:

         1. Delivery of Documents. The Trust has furnished you with copies, properly certified or otherwise authenticated, of each of the following:

         (a) Declaration of Trust of the Trust, dated August 25, 1986 as' amended (the "Declaration of Trust").

         (b)      By-Laws of the Trust as in effect on the date hereof.

         (c) Resolutions of the Trustees selecting the Adviser as the investment adviser for the Trust and the Fund and approving the form of this Agreement.

         (d) Commitments, limitations and undertakings made by the Trust to state "blue sky" authorities for the purpose of qualifying shares of the Fund for sale in such states.

         The Trust will furnish you from time to time with copies, properly certified or otherwise authenticated, of all amendments of or supplements to the foregoing, if any.

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         2.       Investment and Management Services. You will use your best efforts to provide to the Fund continuing and suitable investment programs with respect to investments, consistent with the investment policies, objectives and restrictions of the Fund. In the performance of the Adviser's duties hereunder, subject always (x) to the provisions contained in the documents delivered to the Adviser pursuant to Section 1, as each of the same may from time to time be amended or supplemented, and (y) to the limitations set forth in the registration statement of the Fund as in effect from time to time under the Securities Act of 1933, as amended, the Adviser will, at its own expense:

         (a) furnish the Fund with advice and recommendations, consistent with the investment policies, objectives and restrictions of the Fund, with respect to the purchase, holding and disposition of portfolio securities;

         (b) advise the Fund in connection with policy decisions to be made by the Trustees or any committee thereof with respect to such Fund's investments and, as requested, furnish the Fund with research, economic and statistical data in connection with the Fund's investments and investment policies;

         (c) provide administration of the day-to-day investment operations of the Fund;

         (d) submit such reports relating to the valuation of the Fund's securities as the Trustees may reasonably request;

         (e) assist the Fund in any negotiations relating to its investments with issuers, investment banking firms, securities brokers or dealers and other institutions or investors;

         (f) consistent with provisions of Section 7 of this Agreement, place orders for the purchase, sale, or exchange of portfolio securities with brokers or dealers selected by you, provided that in connection with the placing of such orders and the selection of such brokers or dealers you shall seek to obtain execution and pricing within the policy guidelines determined by the Trustees and set forth in the Prospectus and Statement of Additional Information of the Fund as in effect from time to time;

         (g) provide office space and equipment and supplies, the use of accounting equipment when required, and necessary executive, clerical and secretarial personnel for the administration of the affairs of the Fund;

         (h) from time to time or at any time requested by the Trustees, make reports to the Trust of your performance of the foregoing services and furnish advice and recommendations with respect to other aspects of the business and affairs of the Fund;

         (i) maintain and preserve the records required by the Investment Company Act of 1940, as amended, to be maintained and preserved by the Trust on behalf of the Fund (you agree that such records are the property of the Trust and will be surrendered to the Trust promptly upon request therefor);

         (j) obtain and evaluate such information relating to economics, industries, businesses, securities, markets and securities as you may deem necessary or useful in the discharge of your duties hereunder;

         (k) oversee and use your best efforts to assure the performance of, the activities and services of the custodian, transfer agent and other similar agents retained by the Trust; and

         (l) give instructions to the Fund's custodian as to deliveries of securities to and from such custodian and transfer of payment for cash for the account of the Fund.





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         3.       Expenses of the Fund.  You will pay:

         (a) the compensation and expenses of all officers and employees of the Fund, except those expressly paid by the Fund, either directly or by reimbursement of the Adviser, pursuant to Section 4;

         (b) the expenses of office, rent, telephone and other utilities, office furniture, equipment, supplies and other office expenses of the Fund;

         (c) any other expenses incurred by you in connection with the performance of your duties hereunder; and

         (d) premiums for such insurance as may be agreed upon by you and the Trustees.

         4. Expenses of the Trust or the Fund Not Paid by You. You will not be required to pay any expenses which this Agreement does not expressly make payable to you. In particular, and without limiting the generality of the foregoing but subject to the provisions of Section 3, you will not be required to pay:

        (a) any and all expenses, taxes and governmental fees incurred by the Trust or the Fund prior to the effective date of the Trust's Post Effective Amendment No. 7.

        (b) without limiting the generality of the foregoing clause (a), the expenses of organizing the Fund (including without limitation legal, accounting and auditing fees and expenses incurred in connection with the matters referred to in the clause (b)), of initially registering the shares of the Fund under the Securities Act of 1933, as amended, and of qualifying the shares for sale under state securities laws for the initial offering and sale of shares;

         (c) the compensation and expenses of Trustees who are not interested persons (as used in this Agreement such term shall have the meaning specified in the Investment Company Act of 1940, as amended) of you, and of independent advisers, independent contractors, consultants, managers and other unaffiliated agents employed by the Trust or the Fund other than through you;

         (d) legal, accounting and auditing fees and expenses of the Trust or the Fund;

         (e) the fees or disbursements of custodians and depositories of the Fund's assets, transfer agents, disbursing agents, plan agents and registrars;

         (f) taxes and governmental fees assessed against the Trust's or the Fund's assets and payable to the Trust;

         (g) the cost of preparing and mailing dividends, distributions, reports, notices and proxy materials to shareholders of the Fund;

         (h)      brokers' commissions and underwriting fees; and

         (i) the expenses of periodic calculations of the net asset value of the shares of the Fund.





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         (j)      with respect to the Fund, the compensation, in the form of salary, fringe benefits and incentive compensation of the Trust's Chairman of the Board and President, the Trust's Secretary and the Trust's Compliance Officer who provide administrative and compliance services to the Fund, the amount of such compensation to be paid by the Fund to be determined from time to time by the Trustees who are not interested persons, provided that such compensation paid by the Fund will not exceed in any fiscal year 0.03% of the average daily net asset value of the Fund during such year. Any such compensation to be paid by the Fund will be accrued daily and, if paid by reimbursement of the Adviser, will be paid quarterly or, if paid directly, will be paid from time to time at intervals to be agreed upon by the Fund and the affected officers;

         5. Compensation of the Adviser. For all services to be rendered, facilities furnished and expenses paid or assumed by you as herein provided, the Fund will pay you quarterly, a fee at the annual rate of .80% of the average daily net asset value of the Fund during such quarter which does not exceed $200,000,000 and 0.70% of the portion, if any, of the average daily net asset value of the Fund during such quarter that is in excess of $200,000,000.

         In the event normal operating expenses of the Fund, exclusive of certain expenses prescribed by state law, are in excess of any limitation imposed be a state where the Fund is registered to sell shares of beneficial interest, the fee payable to the Adviser will be reduced to the extent of such excess and the Adviser will make any additional arrangements necessary to eliminate any remaining excess expenses.

         7. Avoidance of Inconsistent Position. In connection with purchases or sales of portfolio securities for the account of the Fund, neither your not any investment management subsidiary of your, nor any of your or their directors, officers or employees will act as principal or agent or receive any commission. If any occasion shall arise in which you advise persons concerning the shares of the Trust, you will act solely on your own behalf and not in any way on behalf of the Trust or the Fund.

         8. No Partnership or Joint Venture. The Trust, the Fund, and you are not partners of or joint venturers with each other and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on any of them.

         9. Name of the Trust and Fund. The Trust and the Funds may use the name "John Hancock" or any name derived from or similar to the name "John Hancock Advisers, Inc." or "John Hancock Mutual Life Insurance Company" only for so long as this Agreement remains in effect. At such time as this Agreement shall no longer be in effect, the Trust and the Fund will (to the extent they lawfully can) cease to use such a name or any other name indicating that the Fund is advised by or otherwise connected with you. The Trust acknowledges that it has adopted the name "John Hancock World Fund" and the Fund has adopted the name "John Hancock Global Rx Fund" through permission of John Hancock Mutual Life Insurance Company, a Massachusetts insurance company, and agrees that John Hancock Mutual Life Insurance Company reserves to itself and any successor to its business the right to grant the non-exclusive right to use the names "John Hancock" or any similar name to any other corporation or entity, including but not limited to any investment company of which John Hancock Mutual Life Insurance Company or any





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subsidiary or affiliate thereof or any successor to the business of any thereof shall be the investment adviser.

         10. Limitation of Liability of the Adviser. You shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on your part in the performance of your duties or from reckless disregard by you of your obligations and duties under this Agreement. Any person, even though also employed by you, who may be or become an employee of and paid by the Trust or the Fund shall be deemed, when acting within the scope of his employment by the Trust or the Fund, to be acting in such employment solely for the Trust or the Fund and not as your employee or agent.

         11. Duration and Termination of this Agreement. This Agreement shall remain in force until the second anniversary of the date upon which this Agreement was executed by the parties hereto, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by (a) a majority of the Trustees who are not interested persons of you or (other than as trustees) of the Trust, cast in person at a meeting called for the purpose on voting on such approval, and (b) either (i) the Trustees or (ii) a majority of the outstanding voting securities of the Fund. This Agreement may, on 60 days' written notice, be terminated at any time without the payment of any penalty by the Trust or the Fund by vote of a majority of the outstanding voting securities of the Fund, or by you. Termination of this Agreement with respect to the Fund shall not be deemed to terminate or otherwise invalidate any provisions of any contract between you and any other series of the Trust. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 11, the definitions contained in Section 1(a) of the Investment Company Act of 1940, as amended, (particularly the definitions of "assignment," "interested person" or "voting security"), shall be applied.

         12. Amendment of this Agreement. No provision of this agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought, and no amendment, transfer, assignment, sale, hypothecation or pledge of this Agreement shall be effective until approved by (a) the Trustees, including a majority of the Trustees who are not interested persons of you or (other than as Trustees) of the Trust or the Fund, cast in person at a meeting called for the purpose of voting on such approval, and (b) a majority of the outstanding voting securities of the Fund, as defined in the Investment Company Act of 1940, as amended.

         13. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The name John Hancock World Fund is the designation of the Trustees under Declaration of Trust, dated August 25, 1986, as amended from time to time. The Declaration of Trust has been filed with the Secretary of State of the Commonwealth of Massachusetts. The obligations of the Trust and the Fund are not personally binding upon, nor





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shall resort be had to the private property of, any of the Trustees, shareholders, officers, employees or agents of the Trust or the Fund, but only the Fund's property shall be bound. The Fund shall not be liable for the obligations of any other series of the Trust.



                                            Yours very truly,
                                            JOHN HANCOCK WORLD FUND
                                            -- on behalf of
                                            John Hancock Global Rx Fund


                                            By /s/ Edward J. Boudreau, Jr.
                                               ---------------------------
                                                   Chairman of the Board
                                                     and President


The foregoing contract is hereby
agreed to as of the date hereof.


JOHN HANCOCK ADVISERS, INC.

By /s/ Edward J. Boudreau, Jr.
   ---------------------------
       Chairman of the Board
       President and Chief Executive
             Officer





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